UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2006

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015-5611

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 1, 2006, Fortune Brands, Inc. (the “Company”) entered into a fiscal agency agreement (the “Fiscal Agency Agreement”) with JPMorgan Chase Bank, N.A., as Fiscal Agent and Principal Paying Agent, in connection with the offering and sale of notes described in Item 2.03 below. The Fiscal Agency Agreement includes the terms and conditions for the notes, indemnification and contribution obligations, and other terms and conditions customary in agreements of this type. The Fiscal Agency Agreement is filed herewith as Exhibit 4.1 and incorporated by reference in this Item 1.01. The description of the notes in Item 2.03 below is also incorporated by reference in this Item 1.01.

In the ordinary course of its, business, JPMorgan Chase Bank, N.A. and certain of its affiliates have provided and may in the future provide investment banking, financial and other services to the Company, for which the Company has paid, and intends to pay, customary fees. Affiliates of JPMorgan Chase Bank, N.A. are also lenders and, in certain cases, agents or arrangers under certain of the Company’s outstanding credit facilities. In addition, JPMorgan Chase Bank, National Association serves as trustee under the Company’s indenture, dated as of April 15, 1999.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 1, 2006, the Company issued €300 million aggregate principal amount of 3.50% notes due 2009 (the “2009 Notes”) and €500 million aggregate principal amount of 4.00% notes due 2013 (the “2013 Notes”). The 2009 Notes and 2013 Notes (collectively, the “Notes”) were issued and sold in transactions outside the United States, exempt from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

The Notes are general, direct, unsecured and unsubordinated obligations of the Company, ranking equally among themselves and with other present and future unsecured and unsubordinated indebtedness of the Company.

The principal amount of the 2009 Notes is payable at maturity on January 30, 2009. The principal amount of the 2013 Notes is payable at maturity on January 30, 2013. Interest on the Notes is payable annually in arrears on January 30 of each year, commencing January 30, 2007.

The Company may redeem the Notes prior to maturity, at par, if there are certain changes in tax laws or regulations (or changes in the application or interpretation of those laws and regulations). The maturity of the 2009 Notes and/or the 2013 Notes may be accelerated if certain “events of default” occur in respect of the applicable Notes. The events of default under the 2009 Notes and the 2013 Notes are the same and include: (i) default for 30 days in payment of interest (or certain additional amounts that may become payable if certain taxes must be withheld from payments); (ii) default in payment of principal; (iii) default for 60 days after notice in the performance of any other covenant in the applicable Notes or in the Fiscal Agency Agreement as it relates to the applicable Notes; and (iv) certain events of bankruptcy, insolvency, receivership or reorganization.

(Page 2 of 5 Pages)

The Notes include certain limitations on the Company and certain of its subsidiaries, including restrictions on secured debt, funded debt of certain subsidiaries and the ability to merge or sell all or substantially all of their respective assets, subject to certain exceptions and qualifications.

The forms of the Notes (and interest coupons) and the terms and conditions for the Notes are attached as exhibits to the Fiscal Agency Agreement filed herewith as Exhibit 4.1 and are incorporated by reference into this Item 2.03 and Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Conformed copy of the Fiscal Agency Agreement, dated February 1, 2006, between the Company and JPMorgan Chase Bank, N.A., including exhibits thereto

(Page 3 of 5 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By	/s/ Mark A. Roche
Name:	Mark A. Roche
Title:	Senior Vice President, General Counsel and Secretary

Date: February 6, 2006

(Page 4 of 5 Pages)

EXHIBIT INDEX

Exhibit Number	Description
4.1	Conformed copy of the Fiscal Agency Agreement, dated February 1, 2006, between the Company and JPMorgan Chase Bank, N.A., including exhibits thereto

(Page 5 of 5 Pages)